UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2011
Gardner Denver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
(610) 249-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Gardner Denver, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 3, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on each of the below proposals, which are described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 21, 2011. The final voting results of the Annual Meeting are set forth below.
Proposal 1 — Election of Directors — The Company’s stockholders elected Donald G. Barger, Jr., Raymond R. Hipp and David D. Petratis to serve as directors of the Company for a three-year term expiring in 2014. The voting results for each of these individuals were as follows:

Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Donald G. Barger, Jr.	44,326,208	1,799,221	2,082,294
Raymond R. Hipp	44,392,274	1,733,155	2,082,294
David D. Petratis	44,689,538	1,435,891	2,082,294
Proposal 2 — Ratification of Independent Registered Public Accounting Firm — The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011. The voting results were 47,412,214 shares “FOR,” 773,890 shares “AGAINST,” and 21,619 ABSTENTIONS.
Proposal 3 — Advisory Vote on Executive Compensation — The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The voting results were 33,671,075 shares “FOR,” 12,279,819 shares “AGAINST,” 174,535 ABSTENTIONS, and 2,082,294 BROKER NON-VOTES.
Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation — With respect to the recommended frequency of future advisory votes on executive compensation, the voting results were 32,189,171 shares for “ONE YEAR,” 254,319 shares for “TWO YEARS,” 13,489,100 shares for “THREE YEARS,” 192,839 ABSTENTIONS, and 2,082,294 BROKER NON-VOTES.
The Board of Directors will discuss the voting results set forth above at its next regularly scheduled meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: May 6, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary